Exhibit 99.1

FOR IMMEDIATE RELEASE

INNOVATIVE FOOD HOLDINGS, INC. ANNOUNCES

2025 ANNUAL MEETING, AND CEO LETTER TO SHAREHOLDERS

Broadview, IL. (May 13, 2025) – Innovative Food Holdings, Inc. (OTCQB: IVFH) (“IVFH” or the “Company”), a national seller of gourmet specialty foods to professional chefs, today announced the timing for the Company’s 2025 annual meeting of shareholders and shared a letter from the Chief Executive Officer to the Company’s shareholders.

Annual Meeting of Shareholders

The Company will be hosting its annual meeting of shareholders in person on May 28, 2025 at 10:00 a.m. Eastern Time at the Courtyard by Marriott, 114 West 40th St, New York, New York. Please reference the Company’s Definitive Proxy Statement as filed with the U.S. Securities and Exchange Commission on May 5, 2025 for full details on the agenda for the meeting. This will be a great opportunity for investors to meet the Company’s board of directors and management team.

CEO Letter to Shareholders

Included in the Company’s Proxy Statement for its upcoming Annual Meeting of Shareholders is the following letter from the Company’s Chief Executive Officer, Bill Bennett:

May 5, 2025

Dear fellow stockholders,

As we turn the page on 2024 and look ahead to the future, I want to begin by thanking you for your continued support and trust. Each year, I am reminded of just how important our shareholder community is to the success and evolution of Innovative Food Holdings, Inc. (“IVFH”). Thank you for your continued support and confidence during this year of significant transformation and growth.

2024 was a pivotal year. We moved beyond stabilization and into strategic execution, accelerating our progress across multiple fronts. When I joined IVFH, we laid out a clear roadmap to long-term value creation. That roadmap remains our north star:

1.	Phase 1: Stabilization – Restructure the business, strengthen the balance sheet, and improve gross margins.
2.	Phase 2: Lay the Foundation for Growth – Optimize operations, focus the business, and execute strategic acquisitions.
3.	Phase 3: Build and Scale – Expand markets, scale revenue, and activate a profitable flywheel.

I’m proud to share that Phase 1 is now complete, and Phase 2 is well underway. The business is healthier, more focused, and more dynamic than it has been in years.

Executing on Strategy

Our 2024 achievements speak for themselves:

●	We divested all non-core operations, including igourmet.com and Mouth.com, eliminating distractions and financial drag.
●	We improved our financial flexibility by selling our Florida headquarters and rightsizing our cost structure.
●	We focused entirely on our core foodservice distribution business, which delivered organic revenue growth (excluding the impact of divestitures and acquisitions) of 44.3% in Q4 2024, most of which was driven by the new retail business we launched this year.
●	We completed our first two acquisitions, the first in five years—Golden Organics and LoCo Foods—that are both profitable and synergistic.
●	We launched a national retail distribution partnership, creating a new revenue stream with immediate and material scale.

Despite a year of structural change, we grew revenue to $72.1 million—up 2.5% year-over-year. GAAP net income improved by $6.2 million to $2.5 million. These gains are especially meaningful given our continued investment in growth-related expenses in our new retail platform and integration costs from our recent acquisitions.

Disciplined, Synergistic M&A

We continue to evaluate acquisitions through four key lenses:

1.	Immediately accretive profitability
2.	Attractive valuation, before considering synergies
3.	Strategic fit
4.	Right-sized for integration

Golden Organics and LoCo Foods were clear fits. Already, their integration has unlocked real value—lower logistics costs (down 60%), reduced driver hours (down 50%), and elimination of a $158,000 annual facility expense. There is significant work ahead as we focus on fully integrating the companies to our platform, and begin to prove their long-term flywheel effect, but the early progress demonstrates the speed at which we’re moving.

In 2025, our focus will remain squarely on integrating these acquisitions, building scalable systems, and strengthening the foundation. While we do not expect to pursue additional M&A this year, we are laying the groundwork for the next chapter in Phase 3.

Founder Mode: A Renewed Focus on Digital Channels

Our legacy drop ship business is an important part of our platform; however sales continued to decline year-over-year in 2024. To accelerate its rebound, I have taken direct ownership of the team and infused a renewed sense of urgency, with a focus on 1) accelerating catalog expansion through cutting-edge AI tools, 2) adding headcount in sales to deepen relationships at both the distributor and local market levels, and 3) integrating the catalogs from our new acquisitions to begin driving a flywheel effect. We are applying the same founder-like energy that helped this business succeed in its early days, and I am confident in the results to come.

Momentum Across the Portfolio

Beyond our core businesses, we are seeing strength in several additional channels:

●	Artisan Specialty Foods: sustained double-digit growth
●	Airline catering: sustained double-digit growth
●	Amazon: triple-digit revenue growth

Each of these verticals plays a role in our diversified growth strategy, and each contributes to a less concentrated, more balanced and resilient business.

The Road Ahead

We ended 2024 with clear momentum. We strengthened our focus, delivered profitable growth, and built the early pieces of a scalable platform. And we did it while remaining disciplined and aligned to our long-term vision.

Looking forward, our priorities are clear:

●	Drive profitable growth across foodservice and retail
●	Successfully integrate Golden Organics and LoCo Foods
●	Continue scaling operational excellence and technology enablement
●	Position the company for Phase 3 acceleration

We are building a stronger, more durable IVFH. Our long-term ambition—a $1 billion revenue company—is bold, but our roadmap is grounded in real progress.

As part of this road ahead, three of our long-time board members are stepping down: Sam Klepfish, Hank Cohn, and Jefferson Gramm. We are incredibly grateful for their tremendous contributions to the company. Accordingly, we are shrinking the size of the board from eight members to five, with each of our remaining directors standing for re-election. I have full confidence in our remaining board members, who are all stockholders themselves, and who bring diverse expertise and a shared commitment to driving our company forward over the long term.

Finally, I want to thank our employees, customers, board members, and you—our stockholders. We are grateful for your trust and excited about what we can achieve together.

With deep appreciation and confidence in the future,

Robert W. (Bill) Bennett
Chief Executive Officer
Innovative Food Holdings

About Innovative Food Holdings, Inc.

At IVFH, we help make meals special. We provide access to foods that are hard to find, have a compelling story, or are on the forefront of food trends. Our gourmet foods marketplace connects the world’s best artisan food makers with top professional chefs nationwide. We curate the assortment, experience, and tech enabled tools that help our professional chefs create unforgettable experiences for their guests. Additional information is available at www.ivfh.com.

Forward-Looking Statements

This release contains certain forward-looking statements and information relating to the Company that are based on the current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company. Such statements, including those related to the Company’s growth plans, reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein, which include words such as “should,” “could,” “will,” “anticipate,” “believe,” “intend,” “plan,” “might,” “potentially,” “targeting,” “expect,” or similar expressions. Additional factors that could also cause actual results to differ materially relate to current conditions and expected future developments, international crises, environmental and economic issues and other risk factors described in the Company’s public filings. As a result, readers are cautioned not to place undue reliance on these forward-looking statements and should understand that these statements are not guarantees of performance or results and that there are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed in these statements, including, among others: economic factors affecting consumer confidence and discretionary spending; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; changes in the Company’s relationships with vendors and customers. The Company does not intend to update these forward-looking statements.

For a detailed discussion of these risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at https://www.sec.gov/.

Investor and Media contact:

Gary Schubert

Chief Financial Officer

Innovative Food Holdings, inc.

investorrelations@ivfh.com

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